        As filed with the Securities and Exchange Commission, via EDGAR, on February 8, 1999.

                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ADVANTA CORP.
             (Exact name of registrant as specified in its charter)

                 Delaware                      23-1462070
                (State or other                (I.R.S. Employer Identification
                jurisdiction of                Number)
                incorporation
                of each registrant)

                              Welsh & McKean Roads
                              SpringHouse, PA 19477
                                 (215) 657-4000
  (Address, including zip code, and telephone number, including area code, of registrant principal executive offices)

                            Elizabeth H. Mai, Esquire
              Senior Vice President, Secretary and General Counsel
                                  Advanta Corp.
                              Welsh & McKean Roads
                              SpringHouse, PA 19477
                                 (215) 657-4000
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

           If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

            If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] File No. 333-28291

           If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

            If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                   PROPOSED MAXIMUM       PROPOSED MAXIMUM-
         TITLE OF EACH CLASS OF                AMOUNT TO BE         OFFERING PRICE       AGGREGATE OFFERING           AMOUNT OF
       SECURITIES TO BE REGISTERED            REGISTERED (1)         PER UNIT (1)             PRICE (2)           REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
RediReserve
Certificates, Notes....................         $8,100,000               100%                $8,100,000               $2,251.80(3)
===================================================================================================================================

(1) In no event will the aggregate initial offering price of the securities registered hereby exceed $8,100,000, or the equivalent thereof in one or more foreign currencies or units of two or more foreign currencies or composite currencies, including the European Currency Unit.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3) Less than the amount wired to the Commission on February 8, 1999, the balance of which will be applied to the Registrant's future filings.

                          EXPLANATION AND INCORPORATION
                       OF CERTAIN INFORMATION BY REFERENCE

      This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"). The information in the Registration Statement on Form S-3 (File No. 333-28291 filed by Advanta Corp. (the "Registrant") on June 2, 1997 with the Securities and Exchange Commission (the "Commission")) pursuant to the Securities Act is incorporated by reference into this Registration Statement.


                                  CERTIFICATION

      In accordance with Rule 111(b) under the Securities Act, the undersigned Registrant certifies as follows:

      (i) the Registrant or its agent has instructed the Registrant's bank or a wire transfer service to transmit to the Commission the applicable filing fee by a wire transfer of such amount from the account of the Registrant or its agent to the Commission's account at Mellon Bank as soon as practicable but no later than the close of the next business day following the filing of this Registration Statement pursuant to Rule 462(b);

      (ii)  the Registrant or its agent will not revoke such instructions; and

      (iii) the Registrant or its agent has sufficient funds in such account to cover the amount of such filing fee.

      The Registrant further undertakes that, if such instructions have been sent after the close of business of such bank or wire transfer service, it will confirm receipt of such instructions by such bank or wire transfer service during regular business hours on the following business day.

                        SIGNATURES AND POWER OF ATTORNEY

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Spring House, Commonwealth of Pennsylvania, on February 8, 1999.

                     Advanta Corp.


                     By: /s/ John J. Calamari
                         ------------------------------------------------------
                         Vice President, Finance and Chief Accounting Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Elizabeth H. Mai, and each of them, jointly and severally, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 5, 1999.

           Signature                                          Title

/s/ Dennis Alter
---------------------------------------
           Dennis Alter                               Chief Executive Officer and Chairman of Board



/s/ William A. Rosoff
---------------------------------------
        William A. Rosoff                             Vice Chairman and Director


/s/ Olaf Olafsson
---------------------------------------
          Olaf Olafsson                               President and Director

/s/ Phillip Browne
---------------------------------------
         Phillip Browne                               Senior Vice President and Chief Financial Officer



/s/ John J. Calamari
---------------------------------------
           John J. Calamari                           Vice President, Finance and Chief Accounting Officer



/s/ Arthur P. Bellis
---------------------------------------
          Arthur P. Bellis                            Director



---------------------------------------
               Max Botel                              Director



/s/ William C. Dunkelberg
---------------------------------------
        William C. Dunkelberg                         Director



/s/ Dana Becker Dunn
---------------------------------------
          Dana Becker Dunn                            Director



/s/ Robert C. Hall
---------------------------------------
           Robert C. Hall                             Director



/s/ James E. Ksansnak
---------------------------------------
          James E. Ksansnak                           Director



---------------------------------------
             Ronald Lubner                            Director



/s/ Michael Stolper
---------------------------------------
           Michael Stolper                            Director

                                  EXHIBIT INDEX

ITEM              Description
----              -----------
5                 Opinion and Consent of Wolf, Block, Schorr and Solis-Cohen LLP.

23.1              Consent of Arthur Andersen LLP.

23.3              Consent of Wolf, Block, Schorr and Solis-Cohen LLP (included in
                  Exhibit 5).

24                Powers of Attorney (see pages II-1 and II-2).